Exhibit 99.1

CSX Provides Earnings Guidance;
Announces Share Repurchase Program and Dividend Increase

HIGHLIGHTS

●	Initiating strong first-quarter and full-year 2008 guidance

●	Significantly raising longer-term guidance through 2010

●	Targeting $3 billion share buyback to be completed by year-end 2009

●	Increasing quarterly dividend 20 percent to 18 cents per share, payable on June 13, 2008

Jacksonville, FL – March 17, 2008 – Demonstrating confidence in the earning power, performance and momentum of its business, CSX Corporation today provided 2008 earnings guidance, raised its long-term guidance through 2010, and announced additional actions to continue delivering value to shareholders through enhanced dividends and share repurchases.

“CSX is an industry leader in virtually every key measure of safety, customer service and financial improvement.  Our Board and management team have driven top-tier stock returns in the industry and among the S&P 500 over the past one, three and five years,” said Michael J. Ward, chairman, president and chief executive officer.  “The actions announced today reflect our high level of confidence in our ability to continue delivering superior value for all shareholders.”

2008 GUIDANCE
CSX expects to report earnings per share (EPS) of 74 cents to 77 cents for the first quarter of 2008, a 42 percent to 48 percent increase compared to reported EPS of 52 cents in the first quarter of 2007.  Building on this momentum, CSX also expects to report full-year 2008 EPS of $3.40 to $3.60, representing a 24 percent to 31 percent increase compared to reported EPS from continuing operations of $2.74 in 2007.  The first quarter and full-year guidance includes a gain from a sale of real estate of four cents per share.

The first quarter and full-year guidance reflects the resiliency of the company’s diverse portfolio of business, strong pricing resulting from customer service improvements, and greater productivity and efficiencies in CSX’s operations.

LONG-TERM GUIDANCE
Based on the strong momentum that is expected to continue beyond 2008, the company also raised its long-term guidance through 2010, including:

●	Compound annual growth in operating income of 13 to 15 percent over the 2007 base, compared to the prior guidance of 10 to 12 percent;

●	Compound annual growth in EPS of 18 to 21 percent (before the impact of share repurchase) over the 2007 base, compared to the prior guidance of 15 to 17 percent;

●	Operating ratio in the low 70’s in 2010, compared to the prior target of mid- to low-70’s;

●	Free cash flow exceeding $1 billion before dividends in 2010, compared to the prior guidance of $800 million to $1 billion before dividends; and

●	Capital investment of nearly $5 billion between 2008 and 2010 to support long-term growth, which is unchanged from prior guidance.

RETURNING CAPITAL TO SHAREHOLDERS
The following actions are designed to deliver additional value to shareholders:

·
Targeting $3 billion share buyback by year-end 2009.  The Board of Directors has authorized additional share repurchases of approximately $2.4 billion which, combined with nearly $600 million of authority remaining under the existing program, represents a total of $3 billion, or approximately 15 percent of the company’s market capitalization.  This program builds on nearly $3 billion in shares that have been repurchased since 2006.

·
Increasing the quarterly dividend by 20 percent to 18 cents per share.  This increase, also authorized by the Board, follows the 50 percent increase implemented in 2007 and represents a near tripling of the quarterly dividend over the last two years.  The 20 percent dividend increase to 18 cents per share is payable June 13, 2008 to shareholders of record on May 30, 2008.

“We remain committed to maximizing value for all shareholders through strategic investment, share repurchases and dividends while maintaining our investment grade credit profile,” said Oscar Munoz, executive vice president and chief financial officer.  “Our approach strikes the right balance between shareholders who want substantial value in both the short- and long-term, and customers who depend on our transportation network to deliver reliable service now and in the future.”

Through its share repurchase program, CSX will repurchase shares from time to time for cash in open market transactions or in privately negotiated transactions, using the company’s available cash, free cash flow and incremental debt.  The timing and amount of repurchase transactions will be determined by the company’s management based on its evaluation of market conditions, share price and other factors.  In addition, the program could be suspended or discontinued at any time, based on market, economic or business conditions.

ABOUT CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

Forward Looking Statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Important Proxy Information
On February 22, 2008, CSX Corporation ("CSX") filed with the SEC a revised preliminary proxy statement in connection with its 2008 Annual Meeting.  CSX plans to file with the SEC and furnish to its shareholders a definitive Proxy Statement in connection with its 2008 Annual Meeting, and advises its security holders to read the definitive Proxy Statement when it becomes available, because it will contain important information. Security holders may obtain a free copy of the definitive Proxy Statement and other documents (when available) that CSX files with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202.

CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s revised preliminary proxy statement filed on February 22, 2008 with the SEC.

Contacts:

David Baggs, Investor Relations 904-359-4812	Dan Katcher / Andrew Siegel Joele Frank, Wilkinson, Brimmer, Katcher 212-355-4449
Garrick Francis, Corporate Communications 904-359-1708